STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 11/09/1995
950261201 - 2300914

CERTIFICATE OF DESIGNATIONS
OF
CLASS A COMMON STOCK
AND
CLASS E-1 COMMON STOCK, CLASS E-2 COMMON STOCK, AND CLASS E-3 COMMON STOCK

LightPath Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of Delaware (the "Company"), DOES HEREBY CERTIFY:

That pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 15 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, at a meeting held September 14, 1995, duly adopted the following resolutions:

WHEREAS, the Certificate of Incorporation provides for Common Stock comprised of 40,000,000 authorized shares with a par value of $.01 per share, in one or more classes or series as authorized by the Board of Directors (the "Common Stock"), of which an aggregate of approximately 710,334 shares are issued and outstanding;

WHEREAS, the Board of Directors is authorized to fix the rights, preferences and privileges of and the number of shares consisting of any classes and series and the designation thereof; and

WHEREAS, the Board of Directors now wishes to fix the rights, preferences and privileges relating to four classes of Common Stock;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company does hereby provide for the issuance of four classes of Common Stock to be known, respectively, as Class A Common Stock, Class E-1 Common Stock, Class E-2 Common Stock and Class E-3 Common Stock of the Company and fixes the respective designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions of the shares of said classes of Common Stock, as follows:

1. Definitions. As used in this Certificate, the following words and expressions shall have the respective meanings set out below:

"Bid Price" shall mean, with respect to a share of the Company's Class A Common Stock:

(1) If the principal market for the Class A Common Stock is a national securities exchange or the Nasdaq National Market, the closing sales price of the Class A Common Stock as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market; or

(2) If the principal market for the Class A Common Stock is not a national securities exchange or the Nasdaq National Market and the Class A Common Stock is quoted on the Nasdaq SmallCap Market, the closing bid price of the Class A Common Stock as quoted on the Nasdaq SmallCap Market; or

(3) If the principal market for the Class A Common Stock is not a national securities exchange or the Nasdaq National Market and the Class A Common Stock is not quoted on the Nasdaq SmallCap Market, the closing bid for the Class A Common Stock as reported by the National Quotation Bureau, Inc. ("NQB") or at least two market makers in the Class A Common Stock if quotations are not available from NQB but are available from market makers.

"Certificate of Incorporation" means the Certificate of Incorporation of the Company as amended and in effect from time to time.

"Class A Common Stock" means the class of Common Stock so designated and provided for by this Certificate, which class shall include the approximately 710,334 shares of such Common Stock, issued and outstanding as of the date of this Certificate and which shares shall hereafter form a part of the Class A Common Stock provided for by this Certificate.

"Class E-1 Common Stock" means the class of Common Stock so designated and provided for by this Certificate.

"Class E-2 Common Stock" means the class of Common Stock so designated and provided for by this Certificate.

"Class E-3 Common Stock" means such class of Common Stock as designated and provided for by this Certificate.

"Effective Date" means the date on which the Public Offering shall become effective pursuant to an order of the Securities Exchange Commission.

"Minimum Pretax Income" means the Company's net income before provision for income taxes and exclusive of any extraordinary earnings, all as audited and determined by the Company's certified public accountants. The Minimum Pretax Income will be calculated exclusive of any extraordinary earnings including, but not limited to, any charge to income resulting from the conversion of the Class E-1 Shares, Class E-2 shares or Class E-3 Shares into Class A Common Stock or any options to purchase shares of Common Stock outstanding prior to the Effective Date. The Minimum Pretax Income amounts set forth below in 3.E(1), (2) and (3) assume (i) the issuance of shares of Class A Common Stock on or prior to the Effective Date in exchange for satisfaction of outstanding indebtedness of the Company ("Debt Shares") and the issuance of shares of Class A Common Stock before or after the Effective Date upon exercise of outstanding options to purchase such shares

("Option Shares"); provided, however, that the Debt Shares and Option Shares are assumed to be outstanding only to the extent that the amount of shares of Class A Common Stock outstanding on the Effective Date, the Debt Shares and the Option Shares do not exceed 1,000,000 shares in the aggregate; (ii) the conversion into Class A Common Stock of all of the Class E-1, Class E-2 and Class E-3 Common Stock, and (iii) any other outstanding securities which are convertible into Class A Common Stock solely upon surrender of such convertible securities without the payment of any additional consideration. The Minimum Pretax Income amounts set forth below in 3.E(1), (2) and (3) will be increased proportionally to reflect the issuance of any other additional shares of Class A Common Stock not assumed to be outstanding in the preceding sentence, including any shares that may be issued upon the exercise of the Class A Warrants or the Class B Warrants or any other options or warrants granted by the Company after the date hereof, or any Debt Shares or Option Shares that exceed the aggregate limit set forth in the preceding sentence, and will be decreased to reflect the amount by which the aggregate amount paid with respect to the items set forth in Schedule 2(j) to the Agency Agreement dated November 1, 1995 between the Company and D.H. Blair Investment Banking Corp., exceeds $111,000.

"Public Offering" means the public offering of Units to be underwritten by D.H. Blair Investment Banking Corporation, each Unit consisting of one share of Class A Common Stock and one redeemable Class A Warrant and one redeemable Class B

Warrant, the Class A Warrant being exercisable to purchase one share of Class A Common Stock and one redeemable Class B Warrant exercisable to purchase one share of Class A Common Stock.

2. Designation of Class A Common Stock. 34,500,000 shares of Common Stock are hereby designated as Class A Common Stock.

A. General. Subject to the specific provisions of this Certificate of Designation, the Class A Common Stock shall have all of the rights, privileges and powers accorded to shares of Common Stock under the General Corporation Law of the State of Delaware.

B. Voting. The Class A Common Stock will have one vote per share on all matters on which stockholders may vote and will vote together with the Class E-1, Class E-2 and Class E-3 Common Stock on all matters on which holders of Common Stock may vote, except when class voting is required by law.

C. Dividends. Except as provided by law and subject to the rights of any class of Preferred Stock, the Class A Common Stock will receive dividends or distributions together with the Class E-1, Class E-2 and Class E-3 Common Stock, pro rata based on the aggregate number of shares of all such classes outstanding on the record date or dates for such dividends or distributions.

D. Liquidation, Dissolution or Winding Up of the Company. Except as provided by law and subject to the rights of any class of Preferred Stock, the Class A Common Stock together

with the Class E-1 Common Stock, Class E-2 Common Stock and Class E-3 Common Stock, will be entitled to distributions in the event of a liquidation, dissolution or winding up of the affairs of the Company, pro rata based on the aggregate number of shares of all such classes outstanding on the record date or dates for such dividends or distributions.

3. Designation of Class E-1, Class E-2 and Class E-3 Common Stock. 2,000,000 shares of Common Stock are hereby designated as Class E-1 Common Stock, 2,000,000 shares of Common Stock are hereby designated as Class E-2 Common Stock, and 1,500,000 shares of Common Stock are hereby designated as Class E-3 Common Stock.

A. General. Subject to the specific provisions of this Certificate of Designation, the Class E-1, Class E-2 and Class E-3 Common Stock shall have all of the rights, privileges and powers accorded to shares of Common Stock under the General Corporation Law of the State of Delaware.

B. Voting. The Class E-1, Class E-2 and Class E-3 Common Stock will have one vote per share on all matters on which stockholders may vote and will vote together with the Class A Common Stock on all matters on which holders of Common Stock may vote, except when class voting is required by law.

C. Dividends. Except as provided by law and subject to the rights of any class of Preferred Stock, the Class E-1, Class E-2 and Class E-3 Common Stock will receive dividends or distributions together with the Class A Common Stock, pro rata

based on the aggregate number of shares of all such classes outstanding on the record date for such dividend or distribution, provided, however, that any cash, securities and other property (the "Escrowed Property") that is the subject of such distribution or dividend to Class E-1, E-2 or E-3 shareholders shall be held in escrow with a person or entity (which may be the Company) designated by the Company until and if (i) the shares of Class E-1, Class E-2 or Class E-3 stock on which the dividend or distribution is made shall be converted into Class A Common Stock, in which event the Escrowed Property shall be delivered to the holder or holders of record of such Class A Common Stock as their respective sole property, or (ii) the series of Class E Common Stock on which such dividend or distribution is declared is redeemed by the Company as hereinafter set forth, in which event the Escrowed Property shall be returned to the Company as the sole property of the Company.

D. Liquidation, Dissolution or Winding Up of the Company.

(1) Except as provided by law and subject to the rights of any class of Preferred Stock, the Class E-1, Class E-2 and Class E-3 Common Stock will be entitled to distributions, together with the Class A Common Stock, in the event of a liquidation, dissolution or winding up of the affairs of the Company, pro rata based on the aggregate number of shares of all such classes outstanding on the record date for such dividend or distribution, provided, however, that the holders of Class E-1, E-2 and E-3 Common Stock shall only be entitled to receive such distributions if the conditions to conversion of Class E-1, E-2 or

E-3 Common Stock, as applicable, have been satisfied. Anything contained in this paragraph D to the contrary notwithstanding, the rights of the Class E-1, Class E-2 and Class E-3 Common Stock to share in the proceeds of any acquisition of the Company or merger with or into another entity, shall be subject to the provisions of paragraph F.

E. Conversion.

(1) Each share of Class E-1 Common Stock will be automatically converted into one share of Class A Common Stock, and the holder thereof will receive a certificate representing the number of shares of Class A Common Stock into which such class was converted, if, and only if, any one or more of the following conditions is/are met:

(a) the Company's Minimum Pretax Income is at least $8.0 million for any fiscal year of the Company ending on June 30, 1996, 1997, 1998 or 1999; or

(b) the Minimum Pretax Income is at least $10.3 million for the fiscal year ending on June 30, 2000; or

(c) during the period ending 18 months following the Effective Date of the Public Offering, the Bid Price per share of the Company's Class A Common Stock shall average in excess of the initial public offering price of the Units in the Public Offering multiplied by 2.5, (subject to adjustment in the

event of any stock splits, reverse stock splits or other similar events) for 30 consecutive business days; or

(d) during the period commencing 18 months following the Effective Date of the Public Offering and ending 36 months after the Effective Date, the Bid Price per share of the Company's Class A Common Stock shall average in excess of the initial public offering price of the Units in the Public Offering multiplied by 3.35 (subject to adjustment in the event of any stock splits, reverse stock splits, or other similar events) for 30 consecutive business days; or

(e) the Company is acquired by or merged with or into another entity during either of the periods referred to in (c) or (d) above and as a result thereof, the holders of the Class A Common Stock receive per share consideration (after giving effect to the conversion of the Class E-1 Common Stock) equal to or greater than the respective Bid Price amounts set forth in (c) or (d) above, respectively, as applicable.

(2) Each share of Class E-2 Common Stock will be automatically converted into one share of Class A Common Stock, and the holder thereof will receive a certificate representing the number of shares of Class A Common Stock into which such class was converted, if, and only if, one or more of the following conditions is/are met:

(a) the Minimum Pretax Income is at least $10.9 million during any fiscal year ending on June 30, 1996, 1997, 1998 or 1999; or

(b) the Minimum Pretax Income is at least $14.0 million during the fiscal year ending on June 30, 2000; or

(c) the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders of the Class A Common Stock of the Company (after giving consideration to the conversion of the Class E-1 Common Stock and Class E-2 Common Stock) receive per share consideration equal to or greater than: (i) the initial public offering price of the Units in the Public Offering multiplied by 3.60 (subject to adjustment in the event of any stock splits, reverse stock splits, or other similar events), during the 18-month period commencing on the Effective Date; or, (ii) the initial public offering price of the Units in the Public Offering multiplied by 4.6 (subject to adjustment in the event of any stock splits, reverse stock splits, or similar events) during the period commencing 18 months from the Effective Date and ending 36 months after the Effective Date.

(3) Each share of Class E-3 Common Stock will be automatically converted into one share of Class A Common Stock, and the holder thereof will receive a certificate representing the number of shares of Class A Common Stock into which such class was converted, if, and only if, one or more of the following conditions are met:

(a) the Company's Minimum Pretax Income is at least $28 million for any fiscal year ending June 30, 1996, 1997, 1998, 1999 and 2000; or

(b) the Company is acquired by or merged with or into another entity during either of the periods referred to below and as a result thereof holders of Class A Common Stock of the Company receive per share consideration (after giving effect to the conversion of the Class E-1, Class E-2 and Class E-3 Common Stock) equal to or greater than: (i) the initial public offering price of the Units in the Public Offering multiplied by 6 (subject to adjustment in the event of any stock splits, reverse stock splits or similar events), during the 18-month period commencing on the Effective Date; or (ii) the initial public offering price of A Units in the Public Offering multiplied by 8 (subject to adjustment in the event of any stock splits, reverse splits or similar events), during the period commencing 18 months from the Effective Date and ending 36 months after the Effective Date.

F. Distributions on Merger or Acquisition.

The Class E-1, E-2 and E-3 Common Stock shall be entitled to receive distributions of cash, properties or securities in the event the Company is acquired or merged with or into another entity on the following terms:

(a) If the merger or acquisition proceeds are sufficient to pay the Class A Common Stock outstanding prior to such event up to the applicable per share amount set forth in

paragraphs 3.E(1)(e), 3.E(2)(c) or 3.E(b), as applicable, the applicable Class or Classes of E Common Stock shall participate pro rata based on the aggregate number of shares of such classes outstanding on the record date for such dividend or distribution in the balance remaining up to the extent of the applicable Bid Price per share amount; and

(b) If the aggregate proceeds are sufficient to pay the holders of the Class A Common Stock and the applicable Class E Common Stock the full per share amount set forth in paragraphs 3.E(1)(e), 3.E(2)(c) or 3.E(3)(b), then the applicable Class E Common Stock will be converted in accordance with paragraphs 3.E(1)(e), 3.E(2)(c) and 3.E(3)(b), and distributions will be made to the holders thereof with respect to the shares of Class A Common Stock issuable on such conversion.

4. Redemption.

(a) If on September 30, 2000, none of the conditions to conversion of the Class E-1 Common Stock, the Class E-2 Common stock or the Class E-3 Common Stock, as applicable, shall have been satisfied, then such class or classes of Common Stock shall be redeemed by the Company at a price per share of $.0001 and cancelled without further obligation to the holder thereof. From and after September 30, 2000, in the event that none of the conditions to conversion of the Class E-1 Common Stock, the Class E-2 Common Stock or the Class E-3 Common Stock, as applicable, were satisfied at the Effective Date, no further right with respect to Class E Common Stock, which is thereby cancelled, or with respect

to any other cash, property or securities previously issued with respect thereto.

(b) Solely for the purpose of issuance upon conversion of the Class E-1, E-2 or E-3 Common Stock as herein provided, the Company shall, at all times, reserve and keep available out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock as are then issuable upon the conversion of all outstanding shares of Class E Common Stock.

5. No Transfer. No person holding shares of Class E-1, E-2 or E-3 Common Stock of record may transfer such shares, except by testamentary disposition or by operation of law, and any purported transfer other than as permitted by the preceding clause shall be ineffective, null and void.

6. Registration. Shares of Class E-1, E-2 or E-3 Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class E-1, E-2 or E-3 Common Stock shall mean a person who, or any entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Company shall note on the certificates for shares of Class E-1, E-2 or E-3 Common Stock the restrictions on transfer and registration.

7. Return to Authorized Common Stock. Any authorized and unissued shares of Class E-1, E-2 and E-3 Common Stock may be returned to authorized Class A Common Stock, $.01 par value.

8. Class A, E-1, E-2 and E-3 Common Stock. Any shares of Class E-1, Class E-2 or Class E-3 Common Stock that are converted to Class A Common Stock pursuant to the provisions of paragraphs 3.E(1), 3.E(2) and 3.E(3) or redeemed pursuant to the provisions of paragraph 4(2) shall be returned to authorized Class A Common Stock, $.01 par value.

IN WITNESS WHEREOF, this Certificate of Designation has been duly authorized by the Board of Directors and executed by the Chairman and President of the Company and attested to by the Secretary of the Company this 9th day of November, 1995.

LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation

By: [signature]
Leslie A. Danziger
Its: Chairman and President

Attested to this 9th day of November, 1995.

By: [signature]
Louis P. Wagman
Its: Secretary